Exhibit 10.1 THE LOVESAC COMPANY DIRECTOR COMPENSATION POLICY (Adopted September 2, 2022) The Lovesac Company (the “Company”) believes that the granting of equity and cash compensation to its members of the Board of Directors (the “Board,” and members of the Board, the “Directors”) represents an effective tool to attract, retain and reward Directors who are not employees of the Company (the “Outside Directors”). This Director Compensation Policy (this “Policy”) is intended to formalize the Company’s policy regarding cash compensation and grants of equity to its Outside Directors. Unless otherwise defined herein, capitalized terms used in this Policy will have the meaning given such term in the Company’s 2017 Amended and Restated Equity Incentive Plan (the “Plan”). Each Outside Director will be solely responsible for any tax obligations incurred by such Outside Director as a result of the equity and cash payments such Outside Director receives under this Policy. 1. CASH RETAINERS No Outside Director will receive per meeting attendance for attending Board or meetings of committees of the Board. Outside directors will receive the following annual cash retainers as applicable. All such annual cash retainers will be paid quarterly in arrears on a prorated basis. Upon election or re-election to the Board at the Company’s Annual Meeting of Stockholders (“Annual Meeting”), a Director may elect to receive his or her cash retainers in the form of restricted stock units. Such restricted stock units shall vest in full upon the earlier of the (i) the 12-month anniversary of the grant date; or (ii) the next Annual Meeting, in each case, provided that the Outside Director continues to serve as an Outside Director through the applicable vesting date. (a) Annual Cash Retainer. Each Outside Director will be paid an annual cash retainer of $50,000. (b) Committee Chair and Committee Member Annual Cash Retainer. Each Outside Director who serves as chair of a committee of the Board will be paid additional annual fees as follows: Chair of Audit Committee: $12,500 Chair of Compensation Committee: $10,000 Chair of Nominating and Governance Committee: $10,000 (c) Board Chair Retainer. The Company’s Board Chair will be paid an annual cash retainer of $30,000. 2. EQUITY COMPENSATION Outside Directors will be entitled to receive Awards under the Plan (or the applicable equity plan in place at the time of grant), including discretionary Awards not covered under this Policy. All grants of Awards to Outside Directors pursuant to Section 2 of this Policy will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions: (a) No Discretion. No person will have any discretion to select which Outside Directors will be granted any Awards under this Policy or to determine the number of shares of Company common stock (“Shares”) to be covered by such Awards.

2 (b) Annual Awards. Upon election or re-election to the Board on the date of each Annual Meeting, each Outside Director automatically will be granted an Award of restricted stock units with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of $95,000 (an “Annual Award”). Each Annual Award will fully vest upon the earlier of: (i) the 12-month anniversary of the grant date; or (ii) the next Annual Meeting, in each case, provided that the Outside Director continues to serve as an Outside Director through the applicable vesting date. An Outside Director first appointed to the Board after the Annual Meeting shall be granted a pro-rata portion of the Annual Award calculated based on such Outside Director’s days of service during the 12-month vesting period associated with the most recent Annual Award. (c) Appointment Award. Upon an Outside Director’s first appointment to the Board, each Outside Director automatically will be granted an Award of restricted stock units with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of $60,000 (an “Appointment Award”). The Appointment Award will vest in equal installments on the first and second anniversary of the grant date. (d) Award Deferral. Directors are permitted to defer settlement of their Annual Award on a tax-deferred basis pursuant to the terms of the Plan. Directors who elect to defer settlement receive payment of their Annual Grant in whole shares within sixty days of their “separation of service” from the Board for any reason, or upon a “change in control” as those terms are defined in the Plan. 3. STOCK OWNERSHIP GUIDELINES. Each Outside Director shall be required to own shares of the Company’s common stock equal to three times his or her annual cash retainer within five years of joining the Board. 4. TRAVEL EXPENSES Each Outside Director’s reasonable, customary and documented travel expenses to Board meetings will be reimbursed by the Company in accordance with the terms of the Company’s Travel and Representation Policy. 5. ADDITIONAL PROVISIONS All provisions of the Plan not inconsistent with this Policy will apply to Awards granted to Outside Directors. 6. REVISIONS The Board in its discretion may change and otherwise revise the terms of Awards granted under this Policy, including, without limitation, the number of Shares subject thereto, for Awards of the same or different type granted on or after the date the Board determines to make any such change or revision.